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                                                                     EXHIBIT 11
                                3D SYSTEMS CORPORATION
                          COMPUTATION OF PER SHARE EARNINGS
                        PRIMARY AND FULLY DILUTED COMPUTATION
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                                                    Three Month Periods Ended            Six Month Periods Ended
                                               -----------------------------------    -----------------------------------
                                               June 30, 1995        June 28, 1996     June 30, 1995       June 28, 1996
                                               --------------      ---------------    --------------      ---------------
PRIMARY EARNINGS PER SHARE

Net income                                    $   1,410,533       $     801,068       $   2,741,528       $   1,922,311
                                               --------------      ---------------    --------------      ---------------
                                               --------------      ---------------    --------------      ---------------
Applicable common and common
  stock equivalent shares:
     Weighted average number of shares
       of common stock outstanding
       during the period                          9,280,156          11,317,456           9,218,525          11,302,352

     Incremental number of shares
       outstanding during the period
       resulting from the assumed
       exercises of stock options and
       warrants                                     476,192             496,658             440,053             493,247
                                               --------------      ---------------    --------------      ---------------
     Weighted average number of shares
       of common stock and common stock
       equivalents during the period              9,756,348          11,814,114           9,658,578          11,795,599
                                               --------------      ---------------    --------------      ---------------
                                               --------------      ---------------    --------------      ---------------

Primary earning per share                          $    .14            $    .07            $    .28            $    .16
                                               --------------      ---------------    --------------      ---------------
                                               --------------      ---------------    --------------      ---------------

FULLY DILUTED EARNINGS PER SHARE

Net income                                   $    1,410,533        $    801,068      $    2,741,528      $    1,922,311
                                               --------------      ---------------    --------------      ---------------
                                               --------------      ---------------    --------------      ---------------

Applicable common and common stock
 equivalent shares:
     Weighted average number of shares
       of common stock outstanding
       during the period                          9,280,156          11,317,456           9,218,525          11,302,352

     Incremental number of shares
       outstanding during the period
       resulting from the assumed
       exercises of stock options and
       warrants                                     512,979             498,387             466,914             494,159
                                               --------------      ---------------    --------------      ---------------

     Weighted average number of shares
       of common stock and common stock
       equivalents outstanding during the
       period                                     9,793,135          11,815,843           9,685,439          11,796,511
                                               --------------      ---------------    --------------      ---------------
                                               --------------      ---------------    --------------      ---------------

Fully diluted earnings per share                   $    .14            $    .07            $    .28            $    .16
                                               --------------      ---------------    --------------      ---------------
                                               --------------      ---------------    --------------      ---------------

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